AGREEMENT AND PLAN OF MERGER

                                  By and Among

                                WS TELECOM, INC.,

                         XFONE, INC. AND XFONE USA, INC.

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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                 (not part of the Agreement and Plan of Merger)

ARTICLE I  THE MERGER..........................................................2
           1.01   The Merger; Effective Time...................................2
           1.02   Effect of the Merger.........................................2
           1.03   Consideration; Conversion of Shares..........................2
           1.04   Dissenting Shares............................................4
           1.05   Surrender of Certificates....................................5
           1.06   Value of Parent Common Stock.................................6
           1.07   Treatment of the Company Options and Warrants................6
           1.08   No Further Ownership Rights in the Company Capital Stock.....6
           1.09   Lost, Stolen or Destroyed Certificates.......................6
           1.10   Taking of Necessary Action; Further Action...................7
           1.11   Tax Consequences.............................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
           PRINCIPALS..........................................................7
           2.01   Corporate Organization.......................................7
           2.02   Subsidiaries.................................................7
           2.03   Capital Structure............................................8
           2.04   Authority....................................................9
           2.05   No Conflict.................................................10
           2.06   Consents....................................................10
           2.07   The Company Financial Statements............................10
           2.08   No Undisclosed Liabilities..................................11
           2.09   No Changes..................................................11
           2.10   Tax Matters.................................................13
           2.11   Restrictions on Business Activities.........................14
           2.12   Title of Properties; Absence of Liens and Encumbrances;
                    Condition of Equipment....................................14
           2.13   Agreements, Contracts and Commitments.......................15
           2.14   Interested Party Transactions...............................17
           2.15   Governmental Authorization..................................17
           2.16   Litigation..................................................18
           2.17   Accounts Receivable.........................................18
           2.18   Assets Necessary to Business................................18
           2.19   Minute Books................................................18
           2.20   Environmental Matters.......................................19


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            2.21   Brokers' and Finders' Fees.................................20
            2.22   Employee Benefit Plans and Compensation....................20
            2.23   Compliance with Laws; Relations with Governmental Entities.24
            2.24   Merger Tax Matters.........................................24
            2.25   Intellectual Property......................................24
            2.26   Customer Contracts.........................................25
            2.27   Relationships with Suppliers...............................25
            2.28   Investment Representation; Legends.........................25
            2.29   Stockholder Matters........................................26
            2.30   Banking and Insurance......................................26
            2.31   Representations Complete...................................26

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND
            ACQUISITION SUB ..................................................27
            3.01   Organization and Standing..................................27
            3.02   Authorization..............................................27
            3.03   Binding Obligation.........................................28
            3.04   Issuance of Parent Common Stock and Parent Stock Warrants..28
            3.05   Litigation.................................................28
            3.06   Securities and Exchange Commission Filings.................28

ARTICLE IV  COVENANTS OF PARTIES PRIOR TO THE EFFECTIVE TIME..................29
            4.01   Preparation of Proxy Statement.............................29
            4.02   Restrictions on Transfer; Legends..........................29
            4.03   Access to Information......................................30
            4.04   Public Disclosure..........................................30
            4.05   Conduct Business in Ordinary Course........................31
            4.06   Consents and Approvals.....................................31
            4.07   Financial Statements.......................................32
            4.08   Notification of Certain Matters............................32
            4.09   Additional Documents and Further Assurances................33
            4.10   Federal and State Securities Exemptions....................33
            4.11   Shareholder List...........................................33
            4.12   Non-Competition and Non-Solicitation.......................33
            4.13   Approval of Shareholders...................................34
            4.14   No Shop....................................................35

ARTICLE V   CONDITIONS TO THE MERGER..........................................35
            5.01   Conditions to Obligations of Each Party to Effect the
                     Merger...................................................35
            5.02   Conditions to the Obligations of Parent and Acquisition
                     Sub......................................................35
            5.03   Conditions to Obligations of the Company and the
                     Principals...............................................38


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ARTICLE VI  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            INDEMNIFICATION...................................................40
            6.01   Survival of Representations, Warranties and Covenants......40
            6.02   Indemnification by the Principals; Escrow Fund.............41
            6.03   Indemnification Procedures.................................44
            6.04   Right of Offset............................................45
            6.05   No Contribution............................................45

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.................................45
            7.01   Termination................................................45
            7.02   Effect of Termination......................................45
            7.03   Expenses; Termination Fees.................................46
            7.04   Amendment..................................................46
            7.05   Extension; Waiver..........................................46

ARTICLE VII GENERAL PROVISIONS................................................46
            8.01   Notices....................................................46
            8.02   Interpretation.............................................48
            8.03   Counterparts...............................................48
            8.04   Entire Agreement; Assignment...............................48
            8.05   No Third Party Beneficiaries...............................48
            8.06   Severability...............................................48
            8.07   Other Remedies.............................................48
            8.08   Governing Law; Dispute Resolution..........................48
            8.09   Rules of Construction......................................49
            8.10   Attorneys' Fees............................................49
            8.11   Principal's Post Closing Sale Restrictions.................49

Exhibits

Exhibit A - Articles of Merger
Exhibit B - Escrow Agreement

Exhibit C - Spooner Employment Agreement
Exhibit D - Parsons Employment Agreement
Exhibit E - Release

Schedules

Schedule 2.03  Capital Structure
Schedule 2.07  The Company Financial Statements
Schedule 2.08  No Undisclosed Liabilities


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Schedule 2.09     No Changes
Schedule 2.10     Tax Matters
Schedule 2.12(b)  Properties
Schedule 2.13     Agreements, Contracts, Commitments
Schedule 2.15     Governmental Authorization
Schedule 2.16     Litigation
Schedule 2.22     Employee Benefit Plans and Compensation
Schedule 2.25     Intellectual Property
Schedule 2.26     Customer Contracts
Schedule 2.29     Stockholder Matters
Schedule 2.30     Banking and Insurance
Schedule 5.02(b)  Third Party Consents Required


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                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of May __, 2004 by and among WS TELECOM, INC., a corporation organized under the laws of the State of Mississippi ("WS Telecom" or "the Company"), XFONE, INC., a corporation organized under the laws of the State of Nevada ("Parent"), XFone USA, Inc., a corporation organized under the laws of the State of Mississippi, which at the Closing Date shall be a wholly owned subsidiary of Parent ("Acquisition Sub"), and Wade Spooner and Ted Parsons (the "Principals").

                                   BACKGROUND

      A. The Board of Directors of each of Parent, Acquisition Sub, and the Company believe it is in the best interests of their respective companies and their respective shareholders that Parent acquire the Company through the statutory merger of the Company with and into the Acquisition Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

      B. Pursuant to the Merger, among other things, all of the issued and outstanding capital stock of the Company shall be acquired and converted into the right to receive the consideration upon the terms and conditions set forth herein.

      C. The Company and each of the Principals, on the one hand, and Parent and Acquisition Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

      D. Concurrently with the execution and delivery of this Agreement, as material inducements to Parent and Acquisition Sub to enter into this Agreement:
(i) Parent, the Escrow Agent (as defined herein) and the Principals are entering into an Escrow Agreement, in the form attached as EXHIBIT B (the "Escrow Agreement"); (ii) Acquisition Sub and Wade Spooner are entering into an Employment Agreement in the form attached as EXHIBIT C (the "Spooner Employment Agreement") and (iii) Acquisition Sub and Ted Parsons are entering into an Employment Agreement in the form attached as EXHIBIT D ("Parsons Employment Agreement" and together with the Wade Spooner Employment Agreement, the "Principals Employment Agreements").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.01 The Merger; Effective Time. The Company shall be merged with and into Acquisition Sub, and Acquisition Sub shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation"). The Merger shall be consummated effective at the time Articles of Merger attached hereto as EXHIBIT A, are completed, executed and filed with the Mississippi Secretary of State. The date and time of such consummation are referred to as the "Closing Date" and the "Effective Time," respectively. The "Management Date" shall mean a date prior to the Closing Date that the Company and the Acquisition Sub enter into a Management Operating Agreement; provided, however, if the Company and Acquisition Sub fail to enter into a Management Operating Agreement, the Management Date shall be the Closing Date.

      1.02 Effect of the Merger. At the Effective Time, (i) the separate existence of the Company shall cease and the Company shall be merged with and into Acquisition Sub, (ii) Acquisition Sub shall continue to possess all of the rights, privileges and franchises possessed by it and shall, at the Effective Time, become vested with and possess all property, rights, privileges, powers and franchises possessed by and all the property, real or personal, causes of action and every other asset of the Company, (iii) Acquisition Sub shall be responsible for all of the liabilities and obligations of the Company in the same manner as if Acquisition Sub had itself incurred such liabilities or obligations, and the Merger shall not affect or impair the rights of the creditors or of any persons dealing with the Company, (iv) the Articles of Incorporation and the Bylaws of Acquisition Sub shall become the Articles of Incorporation and the Bylaws of the Company, (vi) the Merger will affect the tenure in office of all officers and directors of the Company and the existing officers and directors of Acquisition Sub shall succeed to such positions with the Company solely by virtue of the Merger, and (vii) the Merger shall have all the effects provided by applicable Mississippi law.

      1.03 Consideration; Conversion of Shares.

      (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

            (i) "Aggregate Merger Consideration" shall mean the: (1) the Parent Stock Consideration, and (2) the Parent Warrant Consideration.

                  (1) "Parent Stock Consideration" shall mean a number of shares of the common stock of the Parent Common Stock with an agreed market value of $2,200,000 determined using the weighted average price of the Parent Common Stock for the ten (10) trading days preceding the trading day immediately prior to the Management Date (which weighted average price shall in no event be less than $3.30 per share or greater than $4.30 per share).


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                  (2) "Parent Warrant Consideration" shall mean a number of
Parent Stock Warrants with a value of $1,300,000 with the value calculated as of the Management Date assuming 90% volatility of the underlying Parent Common Stock pursuant to the Black Scholes option - pricing model.

            (ii) "Company Common Stock" shall mean shares of the Company's common stock.

            (iii) "Company Preferred Stock" shall mean shares of the Company's Series A Preferred Stock.

            (iv) "Company Stockholders" or "Company Shareholders" shall mean the holders of the Total Company Common Stock and Total Company Preferred Stock at the Effective Time.

            (v) "Escrow Agent" shall mean Trustmark National Bank or such other person or entity mutually agreed to by the parties to serve as an escrow agent under the Escrow Agreement.

            (vi) "GAAP" shall mean U.S. generally accepted accounting principles.

            (vii) "Knowledge" shall mean (i) with respect to the Company, the knowledge of any of the Company's or any Subsidiary's officers or directors or either of the Principals and the knowledge that such persons would have obtained of the matter represented after reasonable inquiry thereof under the circumstances; and (ii) with respect to the Parent, the actual knowledge of the Parent's officers and the knowledge that such person would have obtained of the matter represented after reasonable inquiry thereof under the circumstances.

            (viii) "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets, financial condition, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

            (ix) "Parent Common Stock" shall mean shares of the common stock of Parent.

            (x) "Parent Stock Warrants" shall mean warrants convertible on a one to one basis into Parent Common Stock with a term of five (5) years, a strike price that is 10% above the closing price of the Parent Common Stock on the Closing Date with the Parent Common Stock into which the warrant is convertible is restricted stock.

            (xi) "SEC" shall mean the U.S. Securities and Exchange Commission.

            (xii) "Total Company Common Stock" shall be the aggregate number of all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.


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            (xiii) "Total Company Preferred Stock" shall be the aggregate number of all shares of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

      (b) The Aggregate Merger Consideration shall be allocated among the Company Stockholders as of the Effective Date as follows:

      (c) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 1.04) will be canceled and extinguished and be converted automatically into the right to receive upon surrender of certificate(s) representing Company Preferred Stock (i) an amount of the Parent Stock Consideration equal to the product of the Parent Stock Consideration times 28.6% divided by Total Company Preferred Stock and (ii) an amount of the Parent Warrant Consideration equal to the product of the Parent Warrant Consideration times 28.6% divided by the Total Company Preferred Stock; and

      (d) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 1.04) will be canceled and extinguished and be converted automatically into the right to receive upon surrender of certificate(s) representing Company Common Stock (i) an amount of the Parent Stock Consideration equal to the product of the Parent Stock Consideration times 71.4% divided by the Total Company Common Stock and (ii) an amount of the Parent Warrant Consideration equal to the product of the Parent Warrant Consideration times 71.4% divided by the Total Company Common Stock.

      1.04 Dissenting Shares.

      (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock or Company Preferred Stock held by a Company Shareholder who has exercised and perfected appraisal rights for such Company Common Stock or Company Preferred Stock in accordance with the Mississippi Business Corporation Act and who has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration set forth in Section 1.03, but the holder shall only be entitled to such rights as are provided by the Mississippi Business Corporation Act.

      (b) Notwithstanding the provisions of Section 1.04(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under the Mississippi Business Corporation Act, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration set forth in
Section 1.03 hereof, without interest thereon, upon surrender of the certificate(s) representing such shares.

      (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the Mississippi Business Corporation Act; and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent


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or as required by the Mississippi Business Corporation Act, make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments to any Dissenting Shares, Parent shall be entitled to recover under the terms of
Article VI hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of the stock of any Dissenting Shares.

      1.05 Surrender of Certificates.

      (a) Exchange Agent. Transfer Online, Inc. shall serve as the exchange agent (the "Exchange Agent") for the Merger.

      (b) Parent to Provide Parent Common Stock and Parent Stock Warrants. Upon the terms and subject to the conditions of Section 1.03, promptly after the Effective Time, in exchange for outstanding Company Common Stock and Company Preferred Stock, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Aggregate Consideration issuable pursuant to Section 1.03, less the Parent Common Stock and Parent Stock Warrants being escrowed in accordance with Section 6.02(b) hereof (the "Escrow Shares"), which Parent shall deposit into the Escrow Fund as defined in Section 6.02(b) hereof.

      (c) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate(s) which, immediately prior to the Effective Time, represented outstanding Company Common Stock or Company Preferred Stock (the "Certificates"), whose Company Common Stock or Company Preferred Stock was converted into the right to receive shares of Parent Common Stock and Parent Stock Warrants pursuant to Section 1.03: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificate(s) representing shares of Parent Common Stock and for the Parent Stock Warrants. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificate(s) representing the number of whole shares of Parent Common Stock and Parent Stock Warrants, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and Parent Stock Warrants into which such Company Common Stock or Company Preferred Stock shall have been so converted.

      (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with


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a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock represented thereby until the holder of record of such Certificates shall surrender such Certificates. Subject to applicable law, as promptly as practicable following surrender of any such Certificates, the Exchange Agent shall deliver to the record holder thereof, without interest, (i) certificate(s) representing whole shares of Parent Common Stock and Parent Stock Warrants issued in exchange therefore, and (ii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender payable with respect to such whole shares of Parent Common Stock.

      (e) No Liability. Notwithstanding anything to the contrary in this Section 1.05, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Common Stock or Company Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.06 Value of Parent Common Stock. For purposes of the indemnification obligations described in Article VI hereof, the parties hereto agree that the Parent Common Stock and Parent Stock Warrants issued in the Merger shall be deemed to have a value per share equal to the value per share determined in accordance with Section 1.03.

      1.07 Treatment of the Company Options and Warrants. All outstanding options, warrants and other rights to purchase Company Common Stock or Company Preferred Stock or any other equity interest in the Company as set forth in
Section 2.03 that remain unexercised as of the Effective Time will be terminated, and the rights granted thereunder will be forfeited. Prior to the Effective Time, the Company shall provide all necessary notifications, and obtain all necessary consents, releases or cancellation agreements from the holders of such options, warrants and other rights as Parent may reasonably require.

      1.08 No Further Ownership Rights in the Company Capital Stock. The shares of Parent Common Stock and Parent Stock Warrants paid in respect of the surrender for exchange of Company Common Stock and Company Preferred Stock in accordance with the terms hereof (including any cash paid with respect to fractional shares of Parent Common Stock or Parent Stock Warrants) shall be deemed to be in full satisfaction of all rights pertaining to such Company Common Stock or Company Preferred Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of capital stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.09 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock or Company Preferred Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, Parent Stock Warrants or such cash consideration as may be required pursuant to Section
1.03 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the


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issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.10 Taking of Necessary Action; Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, then the officers, directors and employees of the Company, Parent and Acquisition Sub are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action.

      1.11 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A), by reason of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code.

                                   ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPALS

      The Company, and each of the Principals, hereby represent and warrant to Parent and Acquisition Sub that on the date hereof and as of the Effective Time as though made on the Effective Date as follows:

      2.01 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which its ownership or leasing of its properties or the nature of the business conducted by the Company makes such licensing or qualification necessary. The copies of the Articles of Incorporation of the Company and the Subsidiaries and the Bylaws of the Company and the Subsidiaries, certified by its Secretary as of the date of this Agreement, which are being delivered to Parent and Acquisition Sub herewith, are complete and correct copies of such documents in effect as of the date of this Agreement. The minute books of the Company and the Subsidiaries contain true and complete records of all meetings and other corporate actions of its shareholders and their Boards of Directors (including all committees of their Boards of Directors).

      2.02 Subsidiaries. The only corporation, limited liability company, partnership, association, joint venture or other business entity that the Company owns or controls, directly or indirectly, is eXpeTel Communications, Inc., a Mississippi company, and Gulf Coast Utilities, Inc., a Mississippi company (each, a "Subsidiary" and collectively, the "Subsidiaries") and the Company owns 100% of the issued and outstanding capital stock of each Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its


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incorporation and each has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which its ownership or leasing of its properties or the nature of the business conducted by it makes such qualification or licensing necessary.

      2.03 Capital Structure.

      (a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Common Stock, 27,056,778 shares of which are issued and outstanding and (ii) 2,000,000 shares of Company Preferred Stock, 2,000,000 shares of which are issued and outstanding. The capitalization of the Company is as set forth on SCHEDULE 2.03(A) hereto. The names, addresses, number of shares held and domiciles of each the Company Shareholder are set forth on SCHEDULE 2.03(A) hereto. Except as set forth on SCHEDULE 2.03(A) hereto, there are no shares of capital stock of the Company authorized, issued or outstanding. Except for Company Common Stock and Company Preferred Stock set forth on SCHEDULE 2.03(A) hereto, there are no classes or series of ownership interests of the Company of any kind authorized, outstanding or issuable. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable, and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All shares of Company Common Stock and Company Preferred Stock have been issued in compliance with all applicable federal and state securities laws. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of Company Common Stock and Company Preferred Stock are as set forth in SCHEDULE 2.03(A) hereto. There are no declared or accrued but unpaid dividends with respect to any shares of the Company capital stock and none of the Company capital stock is held in treasury.

      (b) As of the date hereof, an aggregate of 623,322 shares of Company Common Stock are issuable upon the exercise of outstanding options, warrants and similar rights. SCHEDULE 2.03(B) sets forth for each outstanding option, warrant, or similar right, the name of the holder of such right and the domicile address of the holder, the number of shares of Company Common Stock issuable upon the exercise of such right, the exercise price of such right, the vesting schedule for such right (including any vesting acceleration triggered by this Agreement, upon events following the Closing, or the transactions contemplated hereby), and whether such right is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As of the Closing Date, all such options, warrants or other rights, written or unwritten, to purchase any of the Company's authorized or unissued capital stock shall have been exercised or will have terminated. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to Company Common Stock and Company Preferred Stock. The shareholders of the Company have good, valid and marketable title to Company Common Stock and Company Preferred Stock free and clear of any claim, lien, pledge,


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charge, security interest options, charges, assessments or other encumbrance of any nature whatsoever.

      (c) The requisite vote required to approve the Merger under Mississippi law, the Company's Articles of Incorporation, Bylaws and any other agreement to which the Company or any Shareholder of the Company is a majority of the Company Preferred Stock voting as a class and a majority of the Company Common Stock voting as a class.

      (d) The authorized capital stock, membership interests or other ownership interests (collectively, the "Equity Interests") of each Subsidiary, as well as the number of such shares issued and outstanding, are set forth on SCHEDULE 2.03(D). All of the issued and outstanding Equity Interests of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. The Company holds of record and owns beneficially all of the outstanding Equity Interests of each Subsidiary, free and clear of any charges, liens, encumbrances or security interests and no Equity Interests of any Subsidiary are held in treasury. There are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions or other rights or other agreements or commitments obligating the Company or any Subsidiary to issue, transfer or sell any of the Equity Interests of any Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares. Except for interests in the Subsidiaries, neither the Company nor any Subsidiary has any investment or interest in any entity.

      2.04 Authority. The Company and each of the Principals have all requisite power and authority to enter into this Agreement and any Related Agreement (as defined below) to which they are party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, any Related Agreement to which the Company is party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Company Shareholders. No further action is required on the part of any of the Principals to authorize the Agreement, any Related Agreement to which they are a party and the transactions contemplated hereby and thereby. This Agreement, any Related Agreement to which the Company is a party and the Merger have been unanimously approved by the board of directors of the Company, and the Board of Directors will recommend to the Company Shareholders to vote in favor of this Agreement, the Merger and the transactions contemplated thereby. This Agreement and any Related Agreement to which the Company and/or any of the Principals is a party has been duly executed and delivered by the Company and/or the Principals, as the case may be, and constitute the valid and binding obligations of the Company and each of the Principals, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For the purposes of this Agreement, the term "Related Agreements" shall mean the Escrow Agreement, the Parsons Employment Agreement, the Spooner Employment Agreement, the Articles of Merger, and any other agreements to which the Company and/or the Principals is a party that is entered into in order to consummate the transactions contemplated hereby or thereby.

      2.05 No Conflict. The execution and delivery by the Company and each of the Principals of this Agreement and any Related Agreement to which the Company and/or any Principal is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"): (i) any provision of the Articles of Incorporation or Bylaws of the Company, each as amended to date; (ii) the organizational documents of any of the Subsidiaries; (iii) any contract to which the Company or any Subsidiary is a party, or to which any of the Principals, is subject; or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its Subsidiaries, or any of their respective properties or assets, or applicable to any of the Principals.

      2.06 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, commission, military division or department, inspectorate, minister, ministry or public or statutory person (whether autonomous or not) thereof (or of any political subdivision thereof) (each, a "Governmental Entity"), is required by or with respect to the Company, any Subsidiary or any of the Principals in connection with the execution and delivery of this Agreement, any of the Related Agreements to which the Company, any Subsidiary or any Principal is a party, or the consummation of the transactions contemplated hereby or thereby, except for: (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required by the public service commission in the States of Mississippi, Alabama, Florida, Louisiana and Georgia to approve the change of ownership/transfer of the Certificates of Public Convenience and Necessity issued to the Company by each such authority ("PSC Approvals"); (ii) the filing of the Articles of Merger with the Secretary of State of the State of Mississippi; (iii) the approval of this Agreement and the transactions contemplated hereby by the Company Shareholders; (iv) the consents as set forth in Section 5.02(b); and (v) such other consents, filings, approvals, registrations or declarations, the failure of which to make or obtain is not reasonably likely, individually, or in the aggregate, to have a Material Adverse Effect.

      2.07 The Company Financial Statements. Attached as SCHEDULE 2.07 are the
(i) consolidated unaudited balance sheet as of December 31, 2001, 2002 and 2003, and the consolidated Profit and Loss Statement for the Company and its Subsidiaries for the years ended December 31, 2001, 2002 and 2003 and (ii) the consolidated unaudited balance sheet as of March 31, 2004 and the consolidated Profit and Loss Statement for the Company and its Subsidiaries for the three months ending March 31, 2004 (collectively, the "Financials"). The Financials are true, correct and accurate and have been based upon the information contained in the books and records of the Company and its Subsidiaries and have been prepared in accordance with GAAP except that the March 31, 2004 Financials do not have notes thereto and may be subject to normal and recurring year end adjustments consistently applied throughout the periods covered thereby. The Financials present fairly the financial condition, operating results and cash flows of the Company and its Subsidiaries

(and their predecessors) as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of March 31, 2004 is referred to hereinafter as the "Current Balance Sheet." The Company maintains and will continue, prior to the Effective Time, to maintain a standard system of accounting established and administered in accordance with GAAP.

      2.08 No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financials or as disclosed on SCHEDULE 2.08, which shall include all the Company's accounts payable and other accrued expenses as of the date of this Agreement, the Company and its Subsidiaries have no liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or Principals or any directors, officers or employees of the Company or its Subsidiaries, whether due to become payable and regardless of when or by whom asserted) or any unrealized or anticipated losses from any unrealized or anticipated losses of a contractual nature.

      2.09 No Changes. Except as set forth on SCHEDULE 2.09, since December 31, 2003, there has not been, occurred or arisen any of the following with respect to the Company or any of its Subsidiaries:

      (a) material transaction by the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practices;

      (b) amendments or changes to the organizational documents of the Company or any of its Subsidiaries;

      (c) capital expenditure or capital expenditure commitment exceeding $5,000 individually or $20,000 in the aggregate;

      (d) payment, discharge or satisfaction, in any amount in excess of $5,000 in any one case, or $20,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions made or given in the ordinary course of business consistent with past practices;

      (e) destruction of, damage to or loss of any material assets or material business or loss of any material customer (whether or not covered by insurance);

      (f) claim of wrongful discharge or other unlawful labor practice or action;

      (g) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates by the Company or any of its Subsidiaries) other than as required by GAAP;

      (h) change in any election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

      (i) revaluation by the Company or any of its Subsidiaries of any of their respective assets;

      (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any share of capital stock, or any split, combination or reclassification in respect of any share of capital stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any share of capital stock, or any direct or indirect repurchase or redemption of any share of capital stock (or options or other rights convertible into, exercisable or exchangeable therefor), other than a dividend of 200,000 shares of the Company Common Stock to the holders of the Company Preferred Stock;

      (k) increase in the salary or other compensation (cash, equity or otherwise) payable by the Company or any of its Subsidiaries to any officers, directors, employees or advisors, or the declaration, or commitment or obligation of any kind for the payment by the Company or any of its Subsidiaries of a severance payment, termination payment, bonus or other additional salary or compensation (cash, equity or otherwise) to any such person;

      (l) sale, lease or other disposition of any of the material assets or material properties or any creation of any security interest in such material assets or material properties;

      (m) loan by the Company or any of its Subsidiaries to any person or entity, incurring by the Company or any of its Subsidiaries of any indebtedness, guaranteeing of any indebtedness (in each case, except in the ordinary course of business and consistent with past practice, including, without limitation, travel and related expenses advanced to employees), issuance or sale of any debt securities or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

      (n) waiver or release of any material or valuable right or claim of the Company or any of its Subsidiaries, including any write-off or other compromise of any account receivable of the Company or any of its Subsidiaries;

      (o) the commencement, settlement, notice or threat of any lawsuit or proceeding or other investigation against the Company or any Subsidiary or its affairs, or any reasonable basis for any of the foregoing;

      (p) notice to the Company, any Subsidiary or their respective directors, officers or managers or advisors of any claim of ownership by any person other than the Company of the intellectual property owned by or developed or created by the Company or of infringement by the Company of any other person's intellectual property;

      (q) issuance or sale, or contract to issue or sell, by the Company or any of its Subsidiaries of any capital stock, or any securities, warrants, options or rights to purchase any of the foregoing;

      (r) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company or its Subsidiaries;

      (s) hiring or termination of any employee of the Company or any of its Subsidiaries;

      (t) event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect; or

      (u) agreement by the Company, any Subsidiary, or any officer, manager or employee thereof on behalf of the Company or any Subsidiary to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.10 Tax Matters.

      (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, capital gains, capital stock, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, stamp, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts (whether payable directly or by withholding, and whether or not requiring the filing of a Return (defined below)); (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and
(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      (b) Taxes. All Taxes which are due and payable by the Company or its Subsidiaries and any interest or penalties thereon having been paid in full. All federal, state and other tax returns of the Company and its Subsidiaries required by law to be filed have been timely filed, and Seller and its Subsidiaries have paid or accrued on the balance sheets included in the Financials (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all material respects. The amounts set up as provisions for Taxes (including provision for deferred income taxes) on the Financials are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Effective Date. There are no tax liens on any of the property of the Company or its Subsidiaries except those with respect to taxes not yet due and payable. There are no pending tax examinations nor has the Company or its Subsidiaries received a revenue agent's report asserting a tax deficiency. The Company nor its Subsidiaries do not expect any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been made by a taxing authority in a jurisdiction where the Company or its Subsidiaries does not file tax returns that the Company or any of its Subsidiaries is or may be subject to taxes assessed by such jurisdiction.

      Copies of Seller's last three federal, state and local income tax returns are included as SCHEDULE 2.10(B). No waivers of any statute of limitations relating to the payment of taxes have been given by the Company or its Subsidiaries and no waivers therefor have been requested by the Internal Revenue Service from the Company or its Subsidiaries. No extensions have been obtained to file any tax return which has not heretofore been filed. The Company and its Subsidiaries have withheld from each payment made to employees of the Company and its Subsidiaries the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Unemployment Tax Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and have set aside all other employee contributions or payments customarily set aside with respect to such wages and have paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. Other than the E911 Fees shown in the Financials under the caption "Other Fees and Taxes Payable," all Taxes and other amounts required to be collected and paid to a third party as required by law from customers' payments have been timely withheld and paid by the Company and its Subsidiaries.

      2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any Subsidiary is a party or otherwise binding upon the Company or any Subsidiary, which has or may reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice, any acquisition of property, the conduct of business as currently conducted or otherwise materially limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any person.

      2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

      (a) The Company and each Subsidiary has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except: (i) as reflected in the Financials; (ii) Liens for Taxes not yet due and payable; and (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value of, or interfere materially with the present use of, the property subject thereto or affected thereby.

      (b) SCHEDULE 2.12(B) contains an accurate and complete list and description of all real property owned by the Company and its Subsidiaries or in which the Company and its Subsidiaries has a leasehold or other interest or which is used by the Company and its Subsidiaries in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which the Company and its Subsidiaries claims or holds such leasehold or other interest or right to the use thereof or pursuant to which the Company and its Subsidiaries has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof, and all machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by the Company or its Subsidiaries except for items having a value of less than $2,000 which do not, in the aggregate, have a total value of more than $10,000, setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

      (c) The Company or its Subsidiaries has not granted to any third party any right or license to use the Company's customer lists, customer contact information, customer correspondence or customer licensing and purchasing histories relating to its current and former customers.

      2.13 Agreements, Contracts and Commitments.

      (a) Except as set forth on SCHEDULE 2.13(A), neither the Company nor any of its Subsidiaries is presently party to or bound by:

            (i) any employment, consulting or sales agreement with any employee, consultant or salesperson of the Company or any of its Subsidiaries;

            (ii) any agreement or plan relating to employee benefits or compensation, including without limitation any option plan or purchase plan with respect to Equity Interests of the Company or any Subsidiary, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (iii) any fidelity or surety bond or completion bond;

            (iv) any lease of personal property having an annual rental rate in excess of $2,000 individually or $20,000 in the aggregate;

            (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000 individually or $20,000 in the aggregate;

            (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

            (vii) any payables, mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or evidencing any debt or any payable, debt or agreement which is secured by any assets of the Company or its Subsidiaries;

            (viii) any purchase order or contract for the purchase of materials or services involving in excess of $2,000 individually or $20,000 in the aggregate;

            (ix) any construction contracts;

            (x) any dealer, distribution, joint marketing or development agreement or agreements relating to territorial arrangements, sales representation, operating or consulting agreements;

            (xi) any remarketer, reseller or other agreement for use or distribution of the Company's products, technology or services;

            (xii) any supplier or third party provider agreements;

            (xiii) any joint venture, partnership or other management agreements;

            (xiv) any advertising, marketing, telemarketing or promotional agreements;

            (xv) any tax sharing agreement with any other party;

            (xvi) any non-compete or other agreements restricting the business in any way;

            (xvii) any independent agent or independent contractor agreements;

            (xviii) any agreements for the discount of the services or products offered by the Company or its Subsidiaries;

            (xix) any agreements pursuant to which the Company or its Subsidiaries is obligated to indemnify any party;

            (xx) any agreements with any current or former officer, director, employee, consultant or equity holder or any partnership, corporation, joint venture or other entity in which any such person has an interest;

            (xxi) any irrevocable right of use or similar agreements;

            (xxii) any agreement providing for the purchase of telecommunications minutes, services or traffic; or

            (xxiii) any other agreement, contract or commitment that involves $2,000 individually or $20,000 in the aggregate or more and is not cancelable without penalty within thirty (30) calendar days.

      (b) The Company and each Subsidiary is in compliance with and has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, lease, license or commitment to which it is a party or by which it is bound (collectively, the "Contracts"), nor does the Company have knowledge of any event that would constitute such a material breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any material default thereunder, nor, to the Knowledge of the Company, is any party obligated to the Company or any Subsidiary pursuant thereto subject to any material default thereunder.

      (c) The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification, limitation or alteration after the Effective Date. Following the Effective Date, the Company and each Subsidiary will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company or any Subsidiary would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

      2.14 Interested Party Transactions. No officer, director, employee, shareholder, manager or member of the Company or any Subsidiary (nor any ancestor, sibling, descendant or spouse of any such person, or trust, partnership or corporation in which any such person has or has had an interest) has or has had, directly or indirectly: (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company or any Subsidiary furnishes or sells; (ii) any interest in any entity that purchases from or sells or furnishes to the Company or any Subsidiary, any goods or services; or (iii) a beneficial interest in any Contract to which the Company or any Subsidiary is a party; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.14.

      2.15 Governmental Authorization.

      (a) Each consent, license, permit, grant, certificate, approval or other authorization (i) pursuant to which each of the Company and its Subsidiaries currently operates or holds any interest in any of their properties, or (ii) which is required for the operation of its business as currently conducted or the holding of any such interest has been issued or granted and is listed on SCHEDULE 2.15 (collectively, the "the Company Authorizations"). The Company and its Subsidiaries are operating in compliance with all Company Authorizations. Each Company Authorization has been lawfully and validly issued and no proceeding or investigation is currently pending or threatened, and the Company or its Subsidiaries has received no notice of any investigation, revocation, cancellation or modification with respect to any Company Authorization and knows of no basis therefor. The Company and its Subsidiaries have timely filed all reports, data and other information required to be filed with any governmental entity or as required to maintain the Company Authorizations. The Company Authorizations are in full force and effect, and, subject to obtaining the PSC Approvals (as defined in Section 2.6) shall remain in full force and effect without modification after the Effective Time.

      2.16 Litigation. Except as set forth on SCHEDULE 2.16, there is no action, suit, claim or proceeding of any nature pending threatened against the Company or any Subsidiary or any Principal or their respective properties or any person or entity whose liability the Company or any Subsidiary or any Principal may have retained or assumed, either contractually or by operation of law, nor, to the Knowledge of the Company or Principals, is there any reasonable basis therefor. There is no investigation or other proceeding pending or threatened against the Company or any Subsidiary or any Principal, any of their respective properties or any person or entity whose liability the Company or any Subsidiary or any Principal may have retained or assumed, either contractually or by operation of law, by or before any Governmental Entity, nor, to the Knowledge of the Company or Principals, is there any reasonable basis therefor. Except as set forth on SCHEDULE 2.16, no Governmental Entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to conduct their respective operations as presently or previously conducted.

      2.17 Accounts Receivable. All receivables of the Company or any Subsidiary (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of the business of the Company or any Subsidiary and shall be (or have been) fully collected when due, or in the case of each account receivable within 90 days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed as a percentage of sales consistent with the Company's and the Subsidiaries' prior practices as reflected on the March 31, 2004 Financials.

      2.18 Assets Necessary to Business. The Company and its Subsidiaries presently have and at Closing will have title to all property and assets, real, personal and mixed, tangible and intangible, and all leases, licenses and other agreements, necessary to permit Acquisition Sub to carry on the business of the Company and its Subsidiaries, as currently conducted.

      2.19 Minute Books. The minutes of the Company and its Subsidiaries made available to counsel for Parent are the only minutes of the Company and the Subsidiaries and contain substantially accurate summaries of all material meetings of the board of directors (or committees thereof), the board of managers (or committees thereof), the shareholders (or committees thereof), the members (or committees thereof) of the Company and each Subsidiary, as applicable, and each action by written consent since the inception of each such entity.

      2.20 Environmental Matters.

      (a) Hazardous Material. None of the Company or any Subsidiary has: (i) operated any underground storage tanks at any property that the Company or any Subsidiary has at any time owned, operated, occupied or leased; or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). To the Knowledge of the Company, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased.

      (b) Hazardous Materials Activities. Neither the Company or any Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

      (c) Permits. The Company and each of its Subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of Hazardous Material Activities by them, respectively, and other businesses of the Company or any Subsidiary as such activities and businesses are currently being conducted.

      (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any Subsidiary. The Company has no Knowledge of any fact or circumstance that is reasonably likely to involve the Company or any Subsidiary in any environmental litigation or impose upon the Company or any Subsidiary any environmental liability.

      2.21 Brokers' and Finders' Fees. The Company or its Subsidiaries has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.22 Employee Benefit Plans and Compensation.

      (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

            (i) "Affiliate" shall mean any other person or entity under common control with the Company or Parent, as applicable, within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

            (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            (iii) "the Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

            (iv) "DOL" shall mean the United States Department of Labor.

            (v) "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate.

            (vi) "Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

            (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

            (ix) "IRS" shall mean the United States Internal Revenue Service.

            (x) "Pension Plan" shall mean each the Company Employee Plan, which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

      (b) Schedule. SCHEDULE 2.22(B) contains an accurate and complete list of each the Company Employee Plan and each Employment Agreement. The Company has no plan or commitment to establish any new the Company Employee Plan or Employment Agreement, to modify any the Company Employee Plan or Employment Agreement (except to the extent required by law), or to enter into any the Company Employee Plan or Employee Agreement.

      (c) Documents. The Company has provided to Parent correct and complete copies of: (i) all documents embodying each the Company Employee Plan and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each the Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each the Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of the Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each the Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any the Company Employee Plan and any proposed the Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any the Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each the Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each the Company Employee Plan.

      (d) Employee Plan Compliance. Except as set forth on SCHEDULE 2.22(D), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any material default or violation by any other party to each the Company Employee Plan, and each the Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each the Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under
Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any the Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any the Company Employee Plan or against the assets of any the Company Employee Plan; (v) each the Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, the Surviving Corporation, the Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any the Company Employee Plan; and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any the Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

      (e) No Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA or Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) multiemployer plan, or to any plan described in Section 413 of the Code.

      (f) No Post-Employment Obligations. No the Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

      (g) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

      (h) Effect of Transaction.

            (i) Execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any the Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

            (ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

      (i) Employment Matters. The Company and each Subsidiary: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company or Principals, threatened or reasonably anticipated claims or actions against the Company or any Subsidiary under any worker's compensation policy or long-term disability policy.

      (j) Labor. No work stoppage or labor strike against the Company or any Subsidiary is pending, or, to the knowledge of the Company or Principals, threatened or reasonably anticipated. To the knowledge of the Company or Principals, there are neither any activities nor proceedings of any labor union to organize any Employees, nor have there ever been. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company or Principals, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including without limitation charges of unfair labor practices or discrimination complaints. Neither the Company nor any of its Affiliates has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any of its Subsidiaries is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries.

      (k) Employees. SCHEDULE 2.22(K) contains a true and complete list of the names and current salary rates and bonus commitments to all present employees of the Company and its Subsidiaries and SCHEDULE 2.22(K) or other Schedules attached as part of Section 2.22 contains a list of all contracts, agreements, Company Employee Plans, arrangements, commitments and understanding (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, change in control payments, use of the Company's or its Subsidiaries' property and related matters of the Company or its Subsidiaries with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Parent heretofore.

      (l) Except for the Principals, the Company will not have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Surviving Corporation from and after the Effective Time or have any liability for any severance payments to or similar arrangements with any such person who shall cease to be an employee or consultant of the Company at or prior to the Effective Time.

      (m) No facts or circumstances are known to exist that could provide a reasonable basis for a claim of wrongful termination or employment discrimination by any current or former employee of the Company against the Company.

      2.23 Compliance with Laws; Relations with Governmental Entities. The Company and each Subsidiary has complied in all respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation. Neither the Company nor any Principal or Subsidiary, nor, to the Knowledge of the Company, any of the Company's or its Subsidiaries' officers, directors, employees or agents (or shareholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or its Subsidiaries (including any offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company or any of its Subsidiaries in obtaining business for or with, or directing business to, any person or entity, or (b) to any person or entity, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). To the knowledge of the the Company, the business of the Company and its Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements. Neither the Company nor any Principal or Subsidiary has otherwise taken any action that would cause the Company or any Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Laws of similar effect.

      2.24 Merger Tax Matters. The Company and each Principal represents that each of them and the Company Shareholders understands that he or she must rely solely on his or her advisors and not on any statements or representations by Parent, or its agents, with respect to Tax consequences of the Merger and that the Company is relying on its own advisors as to such matters. No tax opinions are being required under Article V of this Agreement.

      2.25 Intellectual Property. SCHEDULE 2.25 contains a true, correct and complete listing of all Intellectual Property owned or licensed by or registered in the name of the Company and its Subsidiaries and used or held for use in operations of the Business, all of which are transferable to Buyer by the sole act and deed of the Company and its Subsidiaries, and no consent on the part of any other person is necessary to effectuate the transfer to Buyer of such Intellectual Property. The

Company and the Subsidiaries pays no royalty to anyone with respect to the Intellectual Property and has the right to bring action for the infringement thereof the Company and its Subsidiaries owns or possesses all rights to use all such Intellectual Property necessary to or useful for the conduct of the Business. The Company and the Subsidiaries have not received any notice to the effect that any service rendered by the Company and its Subsidiaries relating to the Business may infringe on any Intellectual Property right or other legally protectable right of another, nor does the Company and its Subsidiaries otherwise have any knowledge of any such infringement.

      2.26 Customer Contracts. The contracts, agreements, understandings and commitments set forth and described in SCHEDULE 2.26 (the "CUSTOMER CONTRACTS") are all of the customer contracts, agreements, commitments or understandings (both written and oral) relating to the business and operations thereof to which the Company or its Subsidiaries is a party. Separately described in SCHEDULE
2.26 are all Customer Contracts of the Company and its Subsidiaries that have generated $2,000 or more in revenue in any month since January 1, 2003 ("SIGNIFICANT CUSTOMER CONTRACTS").

      The Company has not entered into any binding agreement with respect to any Customer Contract that could adversely affect the Company or its Subsidiaries' ability to enforce its rights under such Customer Contract. The Company has delivered true and complete copies of all written Customer Contracts (and all amendments and modifications thereto) to Parent prior to the execution of this Agreement, and each Customer Contract represents the entire agreement between the Company and its Subsidiaries and any other party to such Customer Contract.

      Since 120 days prior to the date of this Agreement, (i) no customer (or group of related customers) purchasing in the aggregate $25,000 in products and services over the past twelve (12) months-has terminated its relationship with the Company or its Subsidiaries, and (ii) the Company or its Subsidiaries has not received any written or oral communication from any customer (or group of related customers) purchasing in the aggregate $25,000 in products and services over the past twelve (12) months to the effect that such customer (or group of related customers) is experiencing financial difficulties which reasonably could be expected to affect adversely full and timely payment by such customer for services rendered by the Company or its Subsidiaries.

      2.27 Relationships with Suppliers. The Company or its Subsidiaries does not know of any written or oral communication, fact, event or action which exists or has occurred within 120 days prior to the date of this Agreement which would indicate that any current supplier to the Company or its Subsidiaries of items or services essential to the conduct of the business of the Company and its Subsidiaries may terminate or materially reduce its business with the Company or its Subsidiaries.

      2.28 Investment Representation; Legends.

      (a) The Company understands that because the Parent Common Stock and Parent Stock Warrants to be issued pursuant to the terms of this Agreement have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), the Parent Common Stock and Parent

Stock Warrants are "restricted securities" as the term is defined in Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act and the Company shareholders cannot transfer any of the Parent Common Stock and Parent Stock Warrants unless such shares are subsequently registered under the Securities Act or in a transfer that, in the opinion of legal counsel to Parent, is exempt from such registration.

      (b) Each Company shareholder has been advised that the Parent Common Stock and Parent Stock Warrants issued hereunder have not been and are not being registered under the Securities Act or under the Blue Sky laws of any jurisdiction, and that Parent in issuing such shares is relying upon, among other things, the representations and warranties of the Company and Principals contained in this Section in concluding that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

      2.29 Stockholder Matters. Set forth on SCHEDULE 2.29 is a list of all holders of the Company's capital stock as of the date hereof and SCHEDULE 2.29 identifies each holder of the Company's capital stock that is an accredited investor as defined in Rule 501(a) under the Securities Act of 1933, as amended.

      2.30 Banking and Insurance.

      (a) SCHEDULE 2.30(A) contains a true and complete list of the names and locations of all financial institutions at which the Company or any of its Subsidiaries maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the number or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

      (b) SCHEDULE 2.30(B) contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. No facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire other than possible increases in premiums that do not result from any act or omission of the Company.

      2.31 Representations Complete. None of the representations or warranties made by the Company or any Principal in this Agreement, or to be furnished in or in connection with documents mailed or delivered to the Company Shareholders for use in soliciting their consent to this Agreement and the Merger, contains or, with respect to documents to be mailed to the Company

Shareholders, will when mailed contain, any untrue statement of a material fact or omits or, with respect to documents to be mailed to the Company Shareholders, will when mailed omit, to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. No representations and warranties by the Company and Principals in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to Parent or Acquisition Sub pursuant hereto contains or will contain any untrue statement or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Company and Principals have disclosed to Acquisition Sub all facts known to any of them material to the assets, liabilities, business, operation and property of the Company or its Subsidiaries. There are no facts known to the Company or Principals not yet disclosed which would adversely affect the Company's business, financial condition or future operations of the Company's and the Subsidiaries' business. All facts of material importance to the assets and to the business have been fully and truthfully disclosed to Parent and Acquisition Sub in this Agreement.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

      Parent and Acquisition Sub represent and warrant to the Company that on the date hereof and as of the Effective Date as though made at the Effective Time as follows:

      3.01 Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. Each of Parent and Acquisition Sub has the full and unrestricted corporate power and authority to carry on its business as currently conducted. Each of Parent and Acquisition Sub has the full and unrestricted corporate power and authority to execute and deliver this Agreement, the Related Agreements and each other document required hereunder and to carry out the transactions contemplated hereby and thereby. Parent has the full and unrestricted corporate power and authority to issue the Parent Common Stock and Parent Stock Warrants hereunder and to carry out the transactions to be carried out by it as contemplated by this Agreement and all other Related Agreements.

      3.02 Authorization. The execution, delivery and performance by each of Parent and Acquisition Sub of this Agreement and each other Buyer Document, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by each of Parent and Acquisition Sub of the transactions contemplated hereby and thereby have been duly authorized by their respective Board of Directors and subject to the approval of the shareholders of the Parent as sole shareholder of the Acquisition Sub (a) will not conflict with, or violate any term or provision of (i) any law having applicability to each of Parent and Acquisition Sub, the effect of which would have an adverse material effect on the business of Parent or Acquisition Sub, or (ii) any provision of the certificate of incorporation or bylaws of Parent or Acquisition Sub; (b) will not conflict with, or result in any material breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any material agreement to which Parent or Acquisition Sub is a party or by which it is bound; or (c) will not result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any encumbrance of any nature upon, or with respect to, Parent or Acquisition Sub. No other corporate action on the part of Parent or Acquisition Sub is necessary for Parent or Acquisition Sub to enter into this Agreement and all other Related Agreements and to consummate the transactions contemplated hereby and thereby, other than the approval of the Parent as sole shareholder of the Acquisition Sub. The issuance by Parent of the Parent Common Stock and Parent Stock Warrants hereunder and the performance by Parent or Acquisition Sub of the terms and provisions of this Agreement and each other Related Agreements required to be performed by it have been duly authorized by all necessary corporate action of Parent (which authorization has not been modified or rescinded and is in full force and effect) other than the approval of the Parent as sole shareholder of the Acquisition Sub.

      3.03 Binding Obligation. This Agreement and each other agreement to be executed by Parent or Acquisition Sub hereunder constitutes a valid and binding obligation of the Parent or Acquisition Sub, as applicable, enforceable against the Parent or Acquisition Sub, as applicable, in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      3.04 Issuance of Parent Common Stock and Parent Stock Warrants. All of the Parent Common Stock and Parent Stock Warrants to be issued pursuant to this Agreement have been duly authorized by Parent and, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid and nonassessable.

      3.05 Litigation. There are no actions, suits, claims, arbitrations, proceedings or investigations pending, threatened or reasonably anticipated against, or involving Parent or Acquisition Sub or the transactions contemplated by this Agreement or any other Buyer Document, at law or in equity, or before or by any arbitrator or governmental authority, domestic or foreign, which could reasonably be expected to have a material adverse effect on the Parent or Acquisition Sub. Neither Parent nor Acquisition Sub is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any arbitrator or governmental authority relating to Parent or Acquisition Sub or their respective employees.

      3.06 Securities and Exchange Commission Filings. Parent and Acquisition Sub has furnished the Company and the Principals with a true and complete copy of each final annual, quarterly and current report and each final prospectus filed by Parent with the SEC since January 1, 2002. No such filing with the SEC by Parent contained to Parent's knowledge, as of the time of such filing, any untrue statement of a material fact or omitted a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                COVENANTS OF PARTIES PRIOR TO THE EFFECTIVE TIME

      4.01 Preparation of Proxy Statement.

      (a) Immediately after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, a Proxy Statement for the Company Shareholders to approve this Agreement, the Merger and the transactions contemplated hereby and thereby. The Proxy Statement shall include a disclosure document for the offer and issuance of the shares of Parent Common Stock and Parent Stock Warrants to be received by the holders of Company Common Stock and Company Preferred Stock in the Merger. Parent and the Company shall each use commercially reasonable efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel, accountants and auditors to cooperate with the other's counsel, accountants and auditors in the preparation of the Proxy Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Date either the Company or Parent shall obtain Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company that the Company Shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Company Shareholders, unless the Company's Board of Directors shall have determined in good faith that the failure to do so would violate the Board of Directors' fiduciary duties to the Company Shareholders under applicable law. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Proxy Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

      4.02 Restrictions on Transfer; Legends. The Parent Common Stock and Parent Stock Warrants to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL

REGISTERED UNDER THE ACT AND SUCH LAWS OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

      4.03 Access to Information.

      (a) The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Date and during normal business hours upon reasonable advance notice to (i) all of the Company's (including the Subsidiaries) properties, books, contracts, commitments and records; (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request; and (iii) all employees of the Company (including the Subsidiaries) as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request.

      (b) No information or knowledge obtained in any investigation pursuant to this Section 4.03 shall affect or be deemed to modify: any representation or warranty contained herein, the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof, or the indemnification obligations of the Company and the Principals.

      (c) All information furnished by one party to another pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, the party receiving the information shall retrieve, if necessary, and return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all of such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. If the Merger is not consummated, the obligation to keep such information confidential shall continue for two (2) years from the date the proposed Merger is abandoned and shall not apply to (i) any information which
(a) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information, (b) was then generally known to the public or set forth in public records, (c) became known to the public through no fault of the party receiving the information, or (d) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality, or
(ii) disclosures in accordance with an order of a court of competent jurisdiction.

      4.04 Public Disclosure. The parties hereto agree that prior to the Effective Time, none of them will make or engage in any press release, publicity or other public disclosure of the matters which are the subject of this Agreement without the prior written consent of Parent and the Company, unless such party believes in good faith upon consultation with counsel that such press release, publicity or other public disclosure is required by law or legal process, in which event such party will give Parent and the Company as much advance notice thereof as is practicable under the circumstances and will give good faith consideration to any comments made with respect thereto by the other parties hereto prior to the time when such press release, publicity or other public disclosure is made.

      4.05 Conduct Business in Ordinary Course. The Company and its Subsidiaries shall, through the Closing Date, use its best efforts to preserve its business and the assets and maintain its existing contracts and licenses and to preserve for Acquisition Sub's present relationships with customers, employees, lessors and any other persons having business relations with the Company and its Subsidiaries. Except as contemplated by this Agreement or as reasonably required to carry out its obligations hereunder, the Company and its Subsidiaries shall, through the Closing Date, maintain and service the business and the assets only in the ordinary course of business and, in addition, shall not (except to the extent that Parent has consented in advance in writing thereto: (i) enter into any agreement in connection with the business or assets that may not be terminated on less than thirty (30) days' notice or that may reasonably be expected to have a Material Adverse Effect on the business or assets, (ii) make any capital purchases or commitments relating to the Assets that exceed, individually or in the aggregate, $10,000; (iii) place, or allow to be placed, an Encumbrance on any of the assets, (iv) sell, assign, lease or otherwise transfer or dispose of any interest in any asset (other than in the ordinary course of business), (v) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), that (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect on the business or assets; (vi) except for actions taken or not taken in compliance with SECTION 3.2, do or omit to do any act (or permit such action or omission) which reasonably could be expected to cause a breach of any contract or Governmental Authorizations, or (vii) take any action or fail to take any action that would reasonably be expected to cause any of the representations, warranties or covenants contained herein to be untrue or incorrect or incapable of being performed or satisfied on the Closing Date. Through the Closing Date, the Company and its Subsidiaries shall not (except to the extent that Parent has consented in advance in writing thereto): (i) provide service or agree to provide service to any customer at rates that are different than those that were in effect for such customer (or would have been in effect for any new customer) as of January 1, 2004, (ii) offer any promotions or special incentives or arrangements to customers that were not being offered to all customers at January 1, 2004, including, but not limited to, any promotions or special incentives or arrangements with respect to pricing or usage, or (iii) amend or modify any Customer Contract. Prior to and through the day following the Closing Date, the Company and its Subsidiaries shall maintain in full force and effect all of its existing casualty, liability, and other insurance in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the Ordinary Course of Business.

      4.06 Consents and Approvals. The Company shall use its best efforts to obtain, prior to the Closing, all waivers, consents and approvals, including those as provided in SCHEDULE 5.02(B), that are required in order to effect the Merger so as to preserve all rights of and benefits of the Company thereunder for the Surviving Corporation. Parent and Acquisition Sub shall use its best efforts to assist the Company in the Company's efforts to obtain such waivers, consents and approvals. In addition, the Company and Parent and Acquisition Sub shall use their best efforts to obtain all other waivers, consents and approvals of all Governmental Authorities including the PSC

Approvals (as defined in Section 2.06) that are required in order for them to consummate the transactions contemplated by this Agreement or to perform the other obligations of the Company and Parent and Acquisition Sub hereunder. The Company and Parent and Acquisition Sub shall: (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any Governmental Authority or supra-governmental authority in connection with the transactions contemplated by this Agreement; and (ii) use their respective best efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Effective Date. All expenses incurred in obtaining the waivers, consents and approvals described in this Section 4.06 shall be paid by the Company.

      4.07 Financial Statements. The Company shall provide Parent with unaudited statements of assets and liabilities of the Company and its Subsidiaries, and statements of revenues and expenses reflecting the results of operations of the Company and its Subsidiaries for each month beginning with April 2004 within twenty (20) days of the end of each such month. All of the foregoing financial statements shall comply with the requirements concerning financial statements set forth in Section 2.10.

      4.08 Notification of Certain Matters.

      (a) The Company and each of the Principals, as the case may be, shall give prompt written notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non- occurrence of which is likely to cause any representation or warranty of the Company or any of the Principals, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Date; and (ii) any failure of the Company or any of the Principals, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.08(a) shall not constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or any of the Principals pursuant to this Section 4.08(a) shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Article V have been satisfied, or be deemed to have cured any such breach of a representation or warranty in this Agreement and to have been disclosed as of the date of this Agreement for purposes of Article VI hereof.

      (b) The Parent shall give prompt written notice to the Company of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Parent contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and (ii) any failure of the Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.08(b) shall not constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or any of the Principals pursuant to this Section 4.08(b) shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Article VI have been satisfied, or be deemed to have cured any such breach of a representation or warranty in this Agreement and to have been disclosed as of the date of this Agreement for purposes of Article VI hereof.

      4.09 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

      4.10 Federal and State Securities Exemptions. The parties agree to use commercially reasonable efforts to ensure that the issuance of the Merger Shares will be exempt from registration under the Securities Act by reason of Section 4(2) and/or Regulation D thereof (the "Private Placement Exemption").

      4.11 Shareholder List. As of a date which is two (2) calendar days prior to the Effective Date, the Company shall provide Parent and its counsel with a statement certified by the principal executive officer of the Company and Principals setting forth any changes which would have been required to be set forth on SCHEDULE 2.03 or SCHEDULE 2.29 as if such had been made and certification that there are no outstanding options or other rights to any equity interest in the Company (the "Updated Capitalization Certificate").

      4.12 Non-Competition and Non-Solicitation.

      (a) As a material inducement to Parent to enter into and perform its obligations under this Agreement, and in order to preserve and protect the trade secrets and proprietary, confidential information of Parent and the Surviving Corporation after the Closing, for a period of the later of (i) three (3) years following the Effective Date or (ii) subject to the terms of the Principals Employment Agreements, two (2) years following the date that the employment by the Surviving Corporation (or an affiliate thereof) of both Principals ends (the "Noncompetition Period"), neither Wade Spooner nor Ted Parsons will, directly or indirectly, either for themselves or for any partnership, limited liability company, individual, corporation, joint venture or any other entity "participate in" (as defined below) any business (including, without limitation, any division, group or franchise of a larger organization) which engages in the "Telecommunications Business" in the States of Mississippi, Alabama, Georgia, Tennessee, Florida, Kentucky, Louisiana, North Carolina or South Carolina (the "Restricted Area"). For purposes of this Agreement, "Telecommunications Business" shall mean the business of providing any type of telecommunication services or internet access services to any person or customer within the Restricted Area, including, without limitation, local, long distance, broadband, dial up data services, wireless, DSL, Voice-over-Internet Protocol (VoIP) and any other service or product being offered or provided by the Parent or Acquisition Sub or any of its affiliates. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, limited liability company, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, limited liability company, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Notwithstanding the foregoing, nothing in this Section 4.12 shall prohibit either Wade Spooner or Ted Parsons from owning not more than five percent (5%) of the debt or equity securities of a publicly traded corporation which may compete with Parent.

      (b) During the Noncompetition Period, and in order to preserve and protect the trade secrets and proprietary, confidential information of Parent and the Surviving Corporation after the Effective Date, neither Wade Spooner nor Ted Parsons shall (i) induce or attempt to induce any employee of Parent or the Surviving Corporation to leave the employ of Parent or the Surviving Corporation, or in any way interfere with the relationship between Parent and any employee thereof, (ii) hire directly or through another entity any individual employed by Parent or the Surviving Corporation who was previously employed by the Company, or (iii) induce or attempt to induce any customer, supplier, licensee, distributor or other business relation of Parent or the Surviving Corporation to cease doing business with Parent or the Surviving Corporation, or in any way interfere with the relationship between any such customer, supplier, licensee, distributor or business relation and Parent or the Surviving Corporation (including, without limitation, making any negative statements or communications concerning Parent or the Surviving Corporation).

      (c) If, at the time of enforcement of this Section 4.12, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Each of Wade Spooner and Ted Parsons agrees that the restrictions contained in this Section 4.12 are reasonable.

      (d) If at any time during the Noncompetition Period Wade Spooner or Ted Parsons desires to participate in an activity that he or she believes might be prohibited by this Section 4.12, such person may request in writing (a "Clarification Request") a determination by Parent as to whether such proposed activity would violate this Section 4.12. Parent shall respond in writing to such Clarification Request (a "Clarification Response") within thirty (30) days of receipt thereof from the requesting person.

      4.13 Approval of Shareholders. The Company will (i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement and the transactions contemplated thereby and for such other purposes as may be necessary or desirable, (ii) recommend to its shareholders the approval of this Agreement and the transactions contemplated thereby and such other matters as may be submitted to its shareholders in connection with this Agreement, and (iii) cooperate and consult with Parent and Acquisition Sub with respect to each of the foregoing matters. The Principals agree to vote all of their Company Common Stock or Company Preferred Stock in favor of the Merger.

      4.14 No Shop. Until such time, if any, as this Agreement is terminated pursuant to Article VII, neither the Company or any Subsidiary or any of the Principals will and each of their representatives will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Parent) relating to any transaction involving the sale of the business or assets of the Company or any of its Subsidiaries, or any of the capital stock of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, or similar transaction involving the Company or any of its Subsidiaries.

                                    ARTICLE V

                            CONDITIONS TO THE MERGER

      5.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

      (a) Shareholder Approval. This Agreement and the Merger shall be approved and adopted (i) by the Company Shareholders by the requisite vote under applicable law and the Company's Articles of Incorporation, (ii) by the shareholders of Acquisition Sub by the requisite vote under applicable law and the Acquisition Sub's Certificate of Incorporation, and (iii) by the shareholders of the Parent by the requisite vote under applicable law and the Parent's Certificate of Incorporation.

      (b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

      (d) Articles of Merger. The Articles of Merger shall have been filed with the Secretary of State of the State of Mississippi.

      5.02 Conditions to the Obligations of Parent and Acquisition Sub. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

      (a) Representations, Warranties and Covenants.

            (i) The representations and warranties of the Company and the Principals in this Agreement (other than the representations and warranties of the Company and the Principals as of a specified date, which will be true and correct as of such date) shall be true and correct on and as of: (A) the date of this Agreement and (B) the Effective Time as though such representations and warranties were made on and as of the Effective Time (it being understood that, for purposes determining the accuracy of each such representation and warranty pursuant to clauses (A) and (B), any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

            (ii) Each of the Company and the Principals shall have performed and complied with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Effective Time.

      (b) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained all consents, waivers, approvals, and assignments listed in SCHEDULE 5.02(B).

      (c) No Material Adverse Change. There shall not have occurred any event or condition of any character since the date of this Agreement that has had or is reasonably likely to have a material adverse effect on the Company or its business, assets or prospects.

      (d) Company Shareholder Approval. No holder of capital stock of the Company shall have exercised or given notice of their intent to exercise appraisal rights in accordance with Mississippi Law.

      (e) Certificate of the Company and the Principals. Parent shall have received a certificate, validly executed by each of the Principals and the principal executive officer of the Company for and on its behalf, to the effect that, as of the Closing:

            (i) all representations and warranties made by the Company and the Principals in this Agreement (other than the representations and warranties of the Company and the Principals as of a specified date, which will be true and correct as of such date) were true and correct on and as of: (A) the date of this Agreement and (B) the Effective Date as though such representations and warranties were made on and as of the Effective Time;

            (ii) all covenants and obligations under this Agreement to be performed by the Company or the Principals on or before the Closing have been so performed; and

            (iii) the conditions to the obligations of Parent and Acquisition Sub set forth in Section 6.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

      (f) Certificate of Secretary of the Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to
(i) the correct form and effectiveness of the Articles of Incorporation and the Bylaws of the Company, including all amendments thereto; and (ii) the valid adoption of resolutions of the board of directors of the Company and the Company Shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

      (g) Certificate of Good Standing. Parent shall have received certificates of good standing of the Company from the Secretary of State of the State of Mississippi, the Secretary of State of the States of Alabama, Louisiana, Florida and Georgia and any other jurisdiction where the Company is required to qualify to do business, each dated within ten (10) business days prior to the Closing.

      (h) Working Capital Requirement. The Company and its Subsidiaries "Working Capital" (as defined herein) as of the Management Date shall not be less than $170,000 ("Working Capital Requirement"), as shown on a consolidated balance sheet and Profit and Loss Statement and combining worksheet (prepared in accordance with GAAP and consistent with the March 31, 2004 Financials) as of the Management Date ("Management Date Financials"). "Working Capital" shall mean the current assets less the current liabilities as determined in accordance with GAAP provided the current liabilities shall be reduced by an amount equal to the sum of the following: (i) the amounts due over the 12 months following the date of calculation for the following: the Note Payable to Wade Spooner; the Note Payable to David Wender; the Note Payable to Steven McKinney; amounts due under the Settlement with the Mississippi PSC; amounts due under the Settlement with BIPCO; amounts due under the Amerifirst debt; plus (ii) amounts owed for e911 fees (including penalties and interest), plus (iii) the disputed charges with Bell South less $60,000. In the event that the Working Capital Requirement is not met, the Parent and Acquisition Sub may nevertheless elect to close and reduce the Parent Stock Consideration by an amount equal to the difference between the Working Capital Requirement and the actual Working Capital.

      (i) Special Liabilities. The sum of the Special Liabilities (as defined below) as of the Management Date shall not exceed $1,028,750 as shown on the Management Date Financials. Special Liabilities shall mean the amount due for the following: Note Payable - Taqua; Due to MSPC; Note Payable to BIPCO; Note Payable - Amerifirst; Note Payable to Paul Ryan; Note Payable to Wade Spooner; Note Payable to David Wender; Note Payable to Steven McKinney, amounts owed for e911 fees (including any penalties or interest), any debt or amounts due to AmSouth Bank and any other debt for borrowed money or purchase or lease of assets. In the event that the sum of the Special Liabilities exceeds $1,028,750 as of the Management Date, the Parent and Acquisition Sub may nevertheless elect to close and reduce the Parent Stock Consideration by an amount equal to the amount by which the sum of the Special Liabilities exceeds $1,028,750.

      (j) Shareholder List. Parent shall have received from the principal executive officer of the Company the Updated Capitalization Certificate.

      (k) Employment Agreements. Acquisition Sub shall have received from each Principal an executed Employment Agreement substantially in the form attached hereto as EXHIBITS C AND D.

      (l) Releases. Each officer and director of the Company shall have executed and delivered a Release in substantially the form attached hereto as EXHIBIT E.

      (m) Amendments to Certain Documents. The Parent shall have received a duly executed amendment or restated note on terms satisfactory to the Parent of the debt of the Company due to the following people:

            (i) $200,000 Note to Wade Spooner dated March 31, 2001 ("Spooner Note").

      (n) Escrow Agreement. The Principals and Escrow Agent shall have entered into the Escrow Agreement in the form of EXHIBIT B hereto.

      (o) Irrevocable Proxy from Principals. Each of the Principals shall have entered into an Irrevocable Proxy in form reasonably satisfactory to Parent in which each Principal agrees to irrevocably appoint Guy Nissenson or such other party designated by Parent as proxy to vote the Principal's Parent Common Stock or any Parent Common Stock issued to or acquired hereafter by the Principal whether from the exercise of any of the Parent Stock Warrants or any other stock options or warrants granted hereafter or otherwise until such time as the Principal sells all of his Parent Common Stock.

      (p) Governmental Approvals. The Public Service Commission ("PSC") of the States of Mississippi, Florida, Alabama, Louisiana and Georgia shall have issued such waivers, approvals, orders or consents approving the Merger; provided, however, that the Parent may elect to proceed with the Merger and waive the consent requirements from the PSC for any state other than Mississippi and Louisiana ("PSC Approvals"), and in any event the Parent agrees to close and waive the required consents from the PSC in Georgia, Alabama and Florida in the event that the parties are unable, using their best efforts, to obtain the consent by December 31, 2004.

      (q) Management/Operating Agreement. On or before July 1, 2004, the Company shall have entered into a Management/Operating Agreement with the Parent or Acquisition Sub in form reasonably satisfactory to Parent appointing the Parent or Acquisition Sub as Manager of operations with compensation equal to the gross revenues and providing for the Manager to be responsible for all normal operating expenses other than the Special Liabilities, provided the Parent shall agree to make loans to the Company guaranteed by the Principals for the payments required to be made for the Special Liabilities during the Management Term.

      5.03 Conditions to Obligations of the Company and the Principals. The obligations of the Company and the Principals to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

      (a) Representations, Warranties and Covenants.

            (i) The representations and warranties of Parent and Acquisition Sub in this Agreement (other than the representations and warranties of Parent as of a specified date, which will be true and correct as of such date) shall be true and correct on and as of: (A) the date of this Agreement and (B) the Effective Time as though such representations and warranties were made on and as of the Effective Time (it being understood that, for purposes determining the accuracy of each such representation and warranty pursuant to clauses (A) and (B), any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

            (ii) Each of Parent and Merger Sub shall have performed and complied with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

      (b) Certificate of Parent. The Company shall have received a certificate executed on behalf of Parent by the Chief Executive Officer to the effect that, as of the Closing:

            (i) all representations and warranties made by the Parent and Merger Sub in this Agreement (other than the representations and warranties of the Parent and Merger Sub as of a specified date, which will be true and correct as of such date) were true and correct on and as of: (A) the date of this Agreement and (B) the Effective Time as though such representations and warranties were made on and as of the Effective Time;

            (ii) all covenants and obligations under this Agreement to be performed by Parent and Merger Sub on or before the Closing have been so performed; and

            (iii) the conditions to the obligations of the Company and the Principals set forth in Section 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

      (c) No Material Adverse Change. There shall not have occurred any event or condition of any character since the date of this Agreement that has had or is reasonably likely to have a Parent Material Adverse Effect.

      (d) Principals Employment Agreements. Each of the Principals shall have received from Acquisition Sub an executed Employment Agreement substantially in the form attached hereto as EXHIBITS C AND D and such agreement shall be in full force and effect.

                                   ARTICLE VI

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      6.01 Survival of Representations, Warranties and Covenants.

      (a) The representations and warranties of the Company and each of the Principals contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall remain in effect until, and will expire upon the third year following the Closing Date (the "Termination Date"), except for the representations and warranties set forth in Section 2.10 (Tax Matters) which shall survive the Termination Date until the expiration of the applicable statute of limitations. The representations and warranties of the Parent and the Acquisition Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement will expire upon the Effective Date. Notwithstanding the foregoing:

            (i) the Termination Date shall not apply to claims based upon intentional fraud; and

            (ii) the representation, warranty, covenant or obligation that is the subject matter of a timely submitted Claim Notice (as defined in Section 6.01(c)) shall not so expire with respect to such Claim Notice or any subsequent Claim Notice that is reasonably related to the subject matter of such Claim Notice, but rather shall remain in full force and effect until such time as each and every claim that is based upon, or that reasonably relates to, any breach or alleged breach of such representation, warranty, covenant or obligation and that is reasonably related to the subject matter of such Claim Notice or any such subsequent Claim Notice has been fully and finally resolved, either by means of a written settlement agreement executed by the Principals and the Acquisition Sub or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

      (b) The representations, warranties, covenants and obligations of the Company and each of the Principals shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Parent Indemnified Parties or any of their representatives. No disclosure in any Schedule referred to in Article II will be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the applicable disclosure schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty regards the existence of the document or other item itself).

      (c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation, warranty, covenant or obligation shall be deemed to have been given if the Parent or Acquisition Sub, acting in good faith, delivers within the time periods provided in Section 7.1(a) to the Principals and the Escrow Agent a written notice stating that such Indemnified Party believes that there is or has been a possible breach of such representation, warranty, covenant or obligation and containing (i) a brief description of the circumstances supporting such Indemnified Party's belief that there is or has been such a possible breach; and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential damages that have arisen and may arise as a direct or indirect result of such possible breach. For purposes of this Agreement, "Parent Indemnified Parties" shall mean the following persons and entities: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective officers, directors, employees and agents of the persons and entities referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the persons and entities referred to in clauses "(a)" and "(b)" above; provided, however, that none of Wade Spooner or Ted Parsons or any of the Company Shareholders shall be deemed to be a Parent Indemnified Party.

      6.02 Indemnification by the Principals; Escrow Fund.

      (a) The Principals, jointly and severally, agree that from and after the Effective Date, the Principals shall indemnify and hold the Parent Indemnified Parties harmless against all claims, losses, liabilities, damages, lawsuits, administrative proceedings, investigations, audits, demands, assessments, adjustments, judgments, settlement payments, penalties, fines, interest, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (individually a "Loss" and collectively "Losses") incurred by the Parent Indemnified Parties directly or indirectly as a result of:

            (i) any inaccuracy or breach of a representation or warranty of the Company or any Principal contained in: (A) this Agreement both as of the date of this Agreement and as of the Effective Time as if made on and as of the Effective Time; (B) any of the agreements executed in connection with this Agreement; or (C) or in any certificate, instrument or other document delivered by the Company or any Principal pursuant to the terms of this Agreement; or

            (ii) any failure by the Company or any of the Principals to perform or comply with any covenant contained in this Agreement or in any of the agreements executed in connection with this Agreement.

            (iii) the amount by which the Bell South Disputed Liability exceeds $60,000 notwithstanding the fact that the amount shown on the Financials is greater.

            (iv) the amount by which the e911 Liability, including any interest or penalties, exceeds $250,000.

      (b) (i) As security for the indemnity provided to the Parent Indemnified Parties in this Article VI and by virtue of this Agreement and the Articles of Merger, the Principals agree that an amount of the Parent Company Stock and Parent Stock Warrants to which they are entitled at the Effective Date of the Merger equal to fifty percent (50%) of the Aggregate Merger Consideration (the "Escrow Shares") shall be deposited with the Escrow Agent and held in the name of the Escrow

Agent pursuant to the Escrow Agreement and the Principals direct the Parent to deposit the Escrow Shares (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Shares) with the Escrow Agent, without any act of the Principals, such deposit to constitute an escrow fund (the "Escrow Fund"). Each Principal shall be required to contribute the Principal's Pro Rata Portion (as defined herein) of the Escrow Shares with the escrow to be funded in the same proportions of Parent Company Stock to Parent Stock Warrant that each Principal received in connection with the Merger. It is understood and agreed that the portion of the Aggregate Merger Consideration deposited into the Escrow Fund by each of the Principals shall be issued and outstanding on the books of Parent, and the Principals shall be the owners thereof, but registered in the Escrow Agent's name until the Escrow Agreement is terminated.

      Any cash dividends paid on Parent Common Stock in the Escrow Fund shall be deposited with the Escrow Agent and become part of the Escrow Fund. Each Principal shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund on behalf of such Principal (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock) so long as such shares of Parent Common Stock or other voting securities are held in the Escrow Fund. The Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Central Time, on the third year from the Effective Date, unless sooner terminated due to the distribution of the Escrow Fund at an earlier date or unless the termination date is extended due to pending Claims Notice(s) for indemnification in accordance with this Section 6.03. For purposes of satisfying the indemnification obligations of this Section 6.02, the shares of Parent Common Stock and Parent Stock Warrants in the Escrow Fund shall be valued as of
(i) the date that the Parent Indemnified Party sends notice to release a portion of the Escrow Fund in satisfaction of a Loss as determined in accordance with this Article VI or (ii) the date that the Principals request a release of a portion of the Escrow Fund in accordance with Section 6.02(b); provided if there is a counter-notice to the requested release from the Escrow given disputing the requested release from the Escrow, then the date for valuation shall be suspended until such time as the Escrow Agent is requested to make payment upon a joint instruction or the date of a final non- appealable order of a court of competent jurisdiction is entered as to the disputed release. The Parent Common Stock shall be valued at the closing trading price for the ten trading days immediately preceding the valuation date and the Parent Stock Warrants shall be valued at the price at which they were valued and issued on the Effective Date in connection with the Merger. The Escrow Agent shall satisfy any indemnification obligations first with the Parent Common Stock and then with the Parent Stock Warrants. The Escrow Fund shall be governed by the terms of this Agreement and the Escrow Agreement. The Parent Indemnified Parties' right to recover any property held pursuant to the Escrow Agreement shall be in addition to and not in limitation of any other rights or remedies of the Parent Indemnified Parties at law or in equity.

      "Principal's Pro Rata Portion" shall mean, with respect to each Principal, an amount equal to the quotient obtained by dividing (x) the number of shares of the Parent Common Stock which the Principal is entitled to receive in connection with the Merger by (y) the total number of shares of the Parent Common Stock that both Principals are entitled to receive in connection with the Merger.

            (ii) The percentage set forth below of each Principal's Pro Rata Share of the Escrow Fund shall be released upon the happening of the following events provided that at the date of the required release that there remains sufficient Escrow Funds to cover the maximum amount of any pending Claims Notice(s) as provided in this Article VI: (1) one-third (1/3) shall be released within 60 days after the end of the first full 12 month period following the Effective Date ("Post Close Year 1" and each succeeding 12 month period is hereinafter referred to as Post Close Year 2, etc.) if the Surviving Corporation's stand alone profit and loss statement prepared in accordance with GAAP shows (x) a positive "Net Profit" and (y) "Revenues" equal to or greater than Four Million Dollars ($4,000,000), (2) One-third (1/3) shall be released within 60 days after the end of Post Close Year 2, provided that the Surviving Corporation's stand alone profit and loss statement as of the end of Post Close Year 2 shows (x) a positive "Net Income" and "Revenues" of equal to or greater than Four Million Dollars ($4,000,000), and (3) the remainder of the Escrow Funds (less an amount equal in value to the maximum amount claimed to satisfy any Pending Claims Notices) shall be released on the third anniversary date of the Effective Date. Any calculation of "Net Profit" shall exclude any extraordinary charges or non-recurring items as required under GAAP. If there are any Pending Claims outstanding at the third anniversary of the Effective Date, the Escrow Agreement shall continue until final resolution of any such Pending Claims in accordance with this Article VI.

            (iii) In the event a Parent Indemnified Party elects to satisfy a Loss from the Escrow Fund, the Parent Indemnified Party agrees that each Principal shall only be responsible for such Principal's Pro Rata Portion of such Loss and each Principal's Escrowed Shares in an amount equal to the Principal's Pro Rata Share of such Loss shall be subject to release to the Parent Indemnified Party to satisfy such Principal's Pro Rata Share of the Loss.

      (c) For purposes of quantifying the amount owing to any Parent Indemnified Party under this Section 7.2 resulting from a Loss or Losses caused by a breach of any representation or warranty given in Article II hereof, the term material adverse effect or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty shall be disregarded.

      (d) For purposes of this Agreement and without limitation, a breach of the representations and warranties included in Sections 2.01, 2.02 and 2.03 hereof will be deemed a "willful misrepresentation."

      (e) Limitation on Indemnification. Notwithstanding any provision of this Agreement to the contrary, after the Effective Time, no Parent Indemnified Party shall be entitled to indemnification until such Parent Indemnified Parties suffer Losses in excess of $25,000 in the aggregate (the "Basket Amount"), in which case the Parent Indemnified Parties shall be entitled to recover all Losses including the Basket Amount; provided, however, any amounts required to be paid resulting from any failure by the Company or any of the Principals to perform or comply with any covenant contained in this Agreement or any Related Agreement shall not be subject to such Basket Amount; and provided further, however, that any amounts required to be paid by the Parent or the Surviving Corporation as a result of the Company's breach of, or any inaccuracy contained in, Section 2.21 herein shall not be subject to such Basket Amount.

      6.03 Indemnification Procedures. All claims for indemnification under
Section 6.02 shall be asserted and resolved as follows:

      (a) Third-Party Claims. In the event any Parent Indemnified Party becomes aware of a third-party claim that such Parent Indemnified Party believes may result in a demand under Section 6.02, such Parent Indemnified Party shall notify the Principals of such claim, and the Principals shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. The Parent Indemnified Party shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the written consent of the Principals, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of Losses relating to such matter. In the event that the Principals has consented to any such settlement, neither of the Principals shall have the power or authority to object to the amount of any claim by any Parent Indemnified Party (either against the Escrow Fund or the Spooner Note) with respect to such settlement.

      (b) Non-Third Party Claims. In the event a Parent Indemnified Party has a claim hereunder that does not involve a claim being asserted against or sought to be collected by a third party, the Parent Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Principals and the Escrow Agent (if applicable). If both the Principals do not notify the Parent Indemnified Party within ten (10) calendar days from the date of receipt of such Claim Notice that indemnifying party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the indemnifying party hereunder. In case the Principals shall object in writing to any claim made in accordance with this Section 6.03(b), the Parent Indemnified Party shall have fifteen (15) calendar days to respond in a written statement to the objection of the Principals. If after such fifteen (15) calendar day period there remains a dispute as to any claim, the parties shall attempt in good faith for sixty (60) calendar days to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by all parties. If the parties do not so agree, and a claim has been made against the Escrow Fund, the Escrow Agent shall refrain from disbursing any portion of the Escrow Fund until resolution of such dispute in the form of (i) a final written decision of an arbitrator or (ii) a final non-appealable order of a court of competent jurisdiction.

      (c) The Parent Indemnified Party's failure to give reasonably prompt notice to the Shareholder Representative of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve any indemnifying party of any liability which the indemnifying party may have to the Parent Indemnified Party unless the failure to give such notice materially and adversely prejudiced the indemnifying party.

      6.04 Right of Offset. Notwithstanding any other provision herein including, without limitation, Section 6.02(b), the Parent shall have the right to offset Wade Spooner's Pro-Rata Share of a Loss from the amounts payable under the Spooner Note for any Losses incurred by any Parent Indemnified Party; provided, the Parent delivers a Claim Notice to the appropriate parties in accordance within the time periods provided in Section 6.03 and may exercise such rights of offset without first having to exercise its rights against the Escrow Fund.

      6.05 No Contribution. Each Principal waives, and acknowledges and agrees that it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification or other rights any Indemnified Party may have under or in connection with this Agreement.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

      7.01 Termination. Except as provided in Section 7.02 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

      (a) by mutual agreement of the Company and Parent;

      (b) by Parent or the Company if the Effective Time has not occurred by December 31, 2004; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

      Where action is taken to terminate this Agreement pursuant to this Section 7.01, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

      7.02 Effect of Termination.

      (a) In the event of termination of this Agreement as provided in Section
7.01 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Acquisition Sub, the Company, the Principals, or their respective officers, directors or shareholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination and the Break-Up Fee as set forth in 7.02(b) hereof for any such breach; and provided further, however, that, the provisions of Sections 4.03(c), 4.04, 7.03 and Article VIII hereof and this Section 7.02 shall remain in full force and effect and survive any termination of this Agreement.

      (b) Break-Up Fee. In the event that the actions or failure to act of either the Company and Principals, on the one hand, or the Parent and Acquisition Sub, on the other hand (the "Breaching Party"), is a principal cause of the failure of the Merger to occur, including the failure to use best efforts to obtain PSC approvals, unless the Parent has waived with respect to any state other than Mississippi, then in the event the Non-Breaching Party elects to terminate pursuant to Section 7.01(b), the Breaching Party, jointly and severally, shall pay the Non-Breaching Party a Break-Up Fee equal to $500,000, payable immediately.

      7.03 Expenses; Termination Fees.

      (a) Except as set forth in Section 7.03(b), all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (i) by the Company and the Principals shall be paid by the Company and the Principals and (ii) by the Parent and Acquisition Sub shall be paid by the Parent, whether or not the Merger is consummated, provided however that the Company agrees to reimburse the Parent for one-half of the cost for any tax analysis or preparation of the Proxy Statement as contemplated by Section 4.01 and the amount to be reimbursed shall be included as a liability on the Management Date Financials.

      (b) Parent, on the one hand, and the Company, on the other hand, agree that in the event either party terminates this Agreement prior to the Effective Time for any reason other than those allowable under Section 7.01, then the terminating party shall pay to the other party the amount of actual fees and expenses incurred by such party in connection with this transaction.

      7.04 Amendment. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      7.05 Extension; Waiver. At any time prior to the Effective Time, Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

      (a) if to Parent or Acquisition Sub, to:

                           XFone, Inc.
                           Britannia House
                           960 High Road
                           London, N129RY
                           United Kingdom
                           Attention:       Guy Nissenson
                           Telephone:       +44 208-446-9494
                           Facsimile:       +44 208-446-7010
                           Email:           guy@xfone.com

                           with a copy to:

                           The Oberon Group, LLC
                           79 Madison Ave., 6th Floor
                           New York, NY 10016
                           Attention:       Adam Breslawsky
                           Telephone:       212-386-7052
                           Facsimile:       212-447-7212
                           Email:           adam@oberongroup.com

                           Watkins Ludlam Winter & Stennis, P.A.
                           633 North State Street (39202)
                           P. O. Box 427
                           Jackson, MS 39205-0427
                           Attention: Gina M. Jacobs
                           Telephone: 601-949-4705 Facsimile:
                           601-949-4804

                           Email: gjacobs@watkinsludlam.com

      (b) if to the Company or the Principals, to:

                           WS Telecom, Inc.
                           2506 Lakeland Drive, Suite 100
                           Flowood, MS 39232
                           Attention:       Wade Spooner, President
                                            Ted Parsons, Executive V.P.
                           Telephone:       601-664-1008
                           Facsimile:       601-664-1190
                           Email:           wspooner@expetel.com
                                            + parsons@expetel.com

      8.02 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." References to "property" includes both intangible and tangible property. References to "assets" includes both intangible and tangible assets. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall be considered one and the same agreement.

      8.04 Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; and (ii) shall not be assigned by operation of law or otherwise.

      8.05 No Third Party Beneficiaries. This Agreement, the schedules and exhibits hereto and the documents and instruments and other agreements among the parties hereto referenced herein are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      8.06 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to persons or circumstances other than those with respect to which it is deemed void will be interpreted so as reasonably to effect the intent of the parties hereto within the boundaries of applicable law. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent practicable within applicable law, the economic, business and other purposes of such void or unenforceable provision.

      8.07 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      8.08 Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH PARTY HEREBY

IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      8.09 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      8.10 Attorneys' Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      8.11 Principal's Post Closing Sale Restrictions. Wade Spooner agrees that the total shares of common stock of the Parent sold by him in any one month period shall not exceed 3.5% of the average monthly trading volume of the Parent Common Stock. Ted Parsons agrees that the total shares of common stock of the Parent sold by him in any one month period shall not exceed 1.5% of the average monthly trading volume of the Parent Common Stock. Wade Spooner and Ted Parsons agree that this Parent Common Stock sales restriction shall apply to any Parent Common Stock, whether owned as a result of the Merger or thereafter acquired for as long as either owns any Parent Common Stock and that this provision shall survive the consummation of the Merger.

      IN WITNESS WHEREOF, Parent, Acquisition Sub, the Company, each of the Principals and the Shareholder Representative have caused this Agreement to be signed, all as of the date first written above.

XFONE, INC.                             WS TELECOM, INC.

By:________________________________     By:_____________________________________
   Name:  Guy Nissenson                    Name:  Wade Spooner
   Title: President and CEO                Title: Chairman, President and CEO


XFONE USA, INC.                         PRINCIPALS


By:________________________________    _________________________________________
   Name:  Guy Nissenson                Wade Spooner, Individually
   Title: President

                                       _________________________________________
                                       Ted Parsons, Individually

                                   EXHIBIT "A"

                           FORM OF ARTICLES OF MERGER

                                   EXHIBIT "B"

                            FORM OF ESCROW AGREEMENT

                                   EXHIBIT "C"

                      FORM OF SPOONER EMPLOYMENT AGREEMENT

                                   EXHIBIT "D"

                      FORM OF PARSONS EMPLOYMENT AGREEMENT

                                   EXHIBIT "E"

                                 FORM OF RELEASE


                                       54